EXHIBIT 2
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of January 3, 2008 by and between the individuals and entities set forth on the Schedule of Sellers, attached hereto as Schedule I-A (the “Sellers”), and FP Tech Holdings, LLC, a Texas limited liability company (the “Purchaser”).
RECITALS
          WHEREAS, the Sellers currently own 2,567,414 shares (the “Shares”) of common stock (the “Common Stock”) of Firepond, Inc., a Delaware corporation (the “Company”), and senior secured convertible notes, due January 2009, held by Robert Willard & Associates (the “Convertible Notes”), which are convertible into 48,000 shares of Common Stock of the Company; and
          WHEREAS, the Purchaser wishes to purchase the Convertible Notes and the Shares from each of the Sellers as is set forth opposite each Seller’s name on the Schedule of Sellers, and the Sellers wish to transfer, assign and sell the Shares and the Convertible Notes to the Purchaser, all on the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:
AGREEMENT
     1. Sale of Stock. The Sellers hereby agree to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Sellers, the Shares and the Convertible Notes for an aggregate purchase price of $5,000,000 (the “Purchase Price”). On the Closing Date (as hereinafter defined), the Purchaser shall pay the Purchase Price to the Sellers by (i) paying to the Sellers $1,250,000 by wire transfer of immediately available United States funds to such account or accounts as the Sellers may reasonably direct and (ii) executing and delivering to the Sellers a promissory note in the original principal amount of $3,750,000 from the Purchaser, in the form attached hereto as Exhibit A (the “Note”).
     2. Closing Date. The closing of the purchase and sale of the Shares and Convertible Notes hereunder (the “Closing”) will take place at the offices of Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, Texas 78701, at 10:00 a.m., Austin, Texas time, on the date hereof, or at such other time and place as the parties hereto shall agree. The date of the Closing is hereinafter referred to as the “Closing Date.”
     3. Conditions to Closing.
          (a) Purchaser Closing Conditions. The Purchaser’s obligation to purchase the Shares and the Convertible Notes at the Closing is subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

               (i) Representations and Warranties. The representations and warranties made by the Sellers in Section 5 hereof shall be true and correct as of the Closing.
               (ii) Performance of Obligations. The Sellers shall have performed all obligations required herein to be performed by the Sellers on or prior to the Closing.
               (iii) Board Approval. The Board of Directors of the Company shall have approved the purchase of the Shares and Convertible Notes by the Purchaser, such that the Purchaser, together with its affiliates, will not be deemed to be an “Interested Stockholder” under Section 203 of the Delaware General Corporation Law.
               (iv) Tender of Shares. The Sellers shall have tendered the certificates representing the Shares, together with a duly executed Stock Power and Assignment Separate From Certificate, in the form attached hereto as Exhibit B (the “Stock Power”), thereby transferring ownership of the Shares to the Purchaser.
               (v) Transfer of Convertible Notes. The Sellers shall have transferred and assigned to the Purchasers, in accordance with Section 3.05 of the Indenture dated January 24, 2007, the Convertible Notes, attached hereto as Exhibit C.
          (b) Seller Closing Conditions. The Sellers’ obligations to sell the Shares and Convertible Notes at the Closing is subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:
               (i) Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct as of the Closing.
               (ii) Performance of Obligations. The Purchaser shall have performed all obligations required herein to be performed by the Purchaser on or prior to the Closing.
               (iii) Tender of Purchase Price. The Purchaser shall have tendered to the Sellers the Purchase Price as provided in Section 1 hereof.
               (iv) Execution and Delivery of Security Agreement. The Purchaser shall have executed and delivered to the applicable Sellers a Security Agreement, in the form attached hereto as Exhibit D (the “Security Agreement”).
     4. Representations and Warranties of Purchaser. In connection with the purchase and sale of the Shares and the Convertible Notes, the Purchaser hereby represents and warrants to the Sellers as follows:
          (a) Authority. The Purchaser has all requisite power and authority (i) to execute and deliver this Agreement, the Note and the Security Agreement, (ii) to purchase the Shares and the Convertible Notes and (iii) to carry out and perform its obligations under this Agreement.
          (b) Authorization, Etc. All action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement, the Note and the Security Agreement, the

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performance of all obligations of the Purchaser hereunder and thereunder and the purchase of the Shares and the Convertible Notes has been taken or will be taken prior to the Closing. This Agreement, the Note and the Security Agreement have been duly executed and delivered by the Purchaser. This Agreement, the Note and the Security Agreement constitute a valid and binding agreement of the Purchaser, assuming the due execution of this Agreement and the Security Agreement by the applicable Sellers, enforceable against the Purchaser in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.
          (c) Information. The Purchaser is a sophisticated purchaser with respect to the purchase of the Shares and the Convertible Notes and has independently and without reliance upon the Sellers, and based on such public information as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Purchaser has relied upon the Sellers’ express representations, warranties, covenants and indemnities in this Agreement.
     5. Representations, Warranties and Covenants of the Sellers. In connection with the purchase and sale of the Shares and the Convertible Notes, each of the Sellers hereby represents, warrants and covenants to the Purchaser as follows:
          (a) Authority. Such Seller has all requisite power and authority (i) to execute and deliver this Agreement and the Stock Power, (ii) to sell its Shares and Convertible Notes and (iii) to carry out and perform its obligations under this Agreement.
          (b) Authorization, Etc. All action on the part of such Seller necessary for the authorization, execution and delivery of this Agreement and the Stock Power, the performance of all obligations of such Seller hereunder and thereunder, the sale and delivery of the Shares and the assignment and transfer of the Convertible Notes, has been taken or will be taken prior to the Closing. This Agreement and the Stock Power have been duly executed and delivered by such Seller. This Agreement and the Stock Power constitute valid and binding obligations of such Seller, assuming the due execution of this Agreement by the Purchaser, enforceable against such Seller in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.
          (c) Title to Shares and Convertible Notes. Such Seller owns and has (i) good and marketable title to the Shares and the Convertible Notes, free and clear of any liens, encumbrances, equities, claims, voting trust arrangements, pledges, security interests, rights to purchase such Shares and the Convertible Notes, and restrictions whatsoever, except for restrictions under applicable securities laws, and (ii) upon the delivery of, against payment for, such Shares and Convertible Notes pursuant to this Agreement, the Purchaser will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities, claims, voting agreements or voting trust

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arrangements, pledges, security interests, rights to purchase such Shares and Convertible Notes, and restrictions whatsoever, except for restrictions under applicable securities laws and the security interest created by the Security Agreement.
          (d) No Conflict. The execution, delivery and performance by such Seller of this Agreement and the Stock Power, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any provision of its certificate or articles of incorporation, bylaws, partnership agreement, certificate or articles of formation, operating agreement, Convertible Notes or other organizational document (each as amended to date) or of any provision of any material mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound.
          (e) No Consent. No consent, notice, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or other person on the part of such Seller is required in connection with the consummation of the transactions contemplated by this Agreement.
          (f) No Action. There is no action, suit, proceeding or investigation pending or, to the actual knowledge of such Seller, currently threatened which questions the validity of this Agreement.
     6. Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Shares and the Convertible Notes to Purchaser and to carry out the intent of the parties to this Agreement, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.
     7. General Provisions.
          (a) Survival of Representations. The representations and warranties of the Sellers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser.
          (b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas, without regard to the conflict of law provisions thereof.
          (c) Entire Agreement; Amendment. This Agreement represents the entire agreement among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may only be amended, modified or waived in a writing referencing this Agreement signed by the Purchaser and the Sellers holding at least a majority of the Shares sold pursuant to this Agreement.
          (d) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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          (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile transmission.
          (f) Expenses. Each party hereto shall be responsible for and pay its own legal, accounting and other professional fees and charges and all other costs and expenses incurred in connection with the transactions contemplated herein.
          (g) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, (i) the Sellers and the Sellers’ respective legal representatives, heirs, legatees, distributees, assigns and transfers by operation of law, and (ii) the Purchaser and the Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transfers by operation of law, in each case whether or not any such person shall have become a party to this Agreement and shall have agreed in writing to join herein and be bound by the terms and conditions hereof.
          (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          (i) Indemnification. The Sellers, without limitation as to time, assume liability for and agree to indemnify, defend and hold harmless the Purchaser and its officers, directors, stockholders, partners, employees, agents and affiliates (collectively, “Indemnified Persons”) from and against, all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including the costs of preparation and attorneys’ fees and expenses) (collectively, the “Losses”) (i) arising out of or related to any breach or inaccuracy of any representation or warranty of the Sellers contained in this Agreement; or (ii) any non-fulfillment or breach of any covenant or agreement of the Sellers contained in this Agreement, other than any Losses which are finally determined in such proceeding to be primarily and directly a result of such Indemnified Person’s (i) gross negligence or willful misconduct or (ii) intentional misconduct or a knowing violation of law. The Purchaser and the Sellers covenant and agree that the indemnity provided in this Section 7(i) shall be the sole and exclusive remedy for any breach by any Seller of any of its representations or warranties or any non-fulfillment or breach of any of its covenants or agreements in this Agreement. Notwithstanding the foregoing, in no event shall the Sellers be liable pursuant to this Section 7(i) for any Losses in excess of the Purchase Price. The obligations of the Sellers to each Indemnified Person under this Section 7(i) will be separate and distinct obligations and will survive any transfer of Shares and Convertible Notes by the Purchaser and the expiration or termination of this Agreement. THE PURCHASER AND THE SELLERS INTEND THAT THE PURCHASER, ITS AGENTS AND REPRESENTATIVES BE INDEMNIFIED FROM LIABILITY FOR ITS OWN NEGLIGENCE PURSUANT TO THIS SECTION 7.
          (j) Joint Product. This Agreement is the joint product of the Sellers and the Purchaser and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of the Sellers and the Purchaser and shall not be construed against any party hereto.

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          (k) Waiver of Conflict. Each party to this Agreement acknowledges that Andrews Kurth LLP (“AK”) is legal counsel for the Purchaser. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, AK has represented the Purchaser and not the Sellers or the Company and (c) gives its informed consent to AK’s representation of the Purchaser in the transactions contemplated by this Agreement. Each party hereto acknowledges that AK is counsel only to the Purchaser and is not representing such party, regardless of whether AK has represented such party in the past or is currently representing such party in any unrelated transactions. In deciding to enter into and consummate the transactions contemplated by this Agreement, such party has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice or that it has had the opportunity to obtain legal representation and has elected not to do so.

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     IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the day and year first set forth above.

PURCHASER:

FP TECH HOLDINGS, LLC

By:	/s/ Audrey Spangenberg
Name: Audrey Spangenberg
Title: Manager
[Signature Page to Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

SELLERS:

JAGUAR TECHNOLOGY HOLDINGS, LLC

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: CEO

ROBERT WILLARD & ASSOCIATES, LLC

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: CEO

DOUG CROXALL, individually

/s/ Doug Croxall

Doug Croxall
[Signature Page to Stock Purchase Agreement]

SCHEDULE I-A
Schedule of Sellers

Seller	Number of Shares	Portion of Purchase Price
Jaguar Technology Holdings, LLC	1,927,414	$3,684,720.66

Robert Willard & Associates, LLC	15,000	$28,676.15

Doug Croxall	625,000	$1,194,839.52

Seller	Convertible Notes	Portion of Purchase Price
Robert Willard & Associates, LLC	Note dated January 24, 2007, Principal Amount of $ 224,000	$91,763.67

	Note dated January 24, 2007 Principal Amount of $ 112,000

Total		$5,000,000.00

EXHIBIT A
The Note

EXHIBIT B
The Stock Power and Assignment Separate From Certificate
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the individuals and entities set forth below the number of shares of Common Stock of Firepond, Inc., as is set forth opposite each individual’s or entity’s name. Such shares stand in the undersigned’s name on the books of said corporation represented by Certificate No(s)                     . The undersigned does hereby irrevocably constitute the secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.
     Dated: January 3, 2008.

(Signature)

(Print Name)

(Spouse’s Signature)

(Print Spouse’s Name)

EXHIBIT C

The Convertible Notes

EXHIBIT D
The Security Agreement